                                                                   EXHIBIT 10.36



                                  CONSULTING AGREEMENT


                 This CONSULTING AGREEMENT is entered into as of the 1st day of June, 1995, by and between BEVERLY ENTERPRISES, INC., a Delaware corporation (the "Company"), and RONALD C. KAYNE ("Consultant").

                 WHEREAS, the Company, through its wholly-owned subsidiary, Pharmacy Corporation of America ("PCA") , is engaged in the ownership and operation of institutional pharmacies and businesses throughout the United States; and

                 WHEREAS, Consultant is in a position to provide knowledge and expertise in connection with services necessary to assist in the management, administration, and operation of a business such as the business of PCA; and

                 WHEREAS, the parties hereto desire that a consulting relationship be established between the Company and Consultant.

                 NOW, THEREFORE, in consideration of the promises, covenants, and conditions herein contained, the parties mutually agree as follows:

         1.      DEFINITIONS.

                 A. As used herein, the term "Consultant" shall mean Ronald C. Kayne, permitted assigns, administrators and executors.

                 B. As used herein, the term the "Company" shall mean Beverly Enterprises, Inc., its affiliates, subsidiaries, divisions, agents, assigns, pension plans, compensation plans, other benefit plans, predecessors-in-interest, successors-in-interest, and any officer, director, employee, agent or other representative of any of the foregoing.

         2.      CONSULTING AGREEMENT.

                 The Company hereby engages Consultant to perform, and Consultant accepts such engagement and agrees to perform, services as a consultant in connection with services relating to the business of the Company for a three (3) year term commencing on the date hereof and ending on May 31, 1998 (the "Consulting Period") .

         3.      COMPENSATION.

                 The Company agrees to pay Consultant, and Consultant agrees to accept as full compensation for the performance of consulting services hereunder, compensation at the rate of Twelve Thousand Five Hundred and No/l00 Dollars ($12,500.00) per month, payable on the first day of each month, commencing June 1, 1995 and ending on May 31, 1998, for a total payment of Four Hundred Fifty Thousand and No/l00 Dollars ($450,000.00) during the Consulting Period.

         4.      CHANGE OF CONTROL

                 A. The remaining unpaid balances of the amount in paragraph 3 shall accelerate and be immediately due and payable to the Consultant upon the occurrence of any of the following events: (i) a "Change of Control" of the Company; (ii) the Company shall become insolvent or make a general assignment for the benefit of creditors or if a petition under any bankruptcy act or similar statute is filed against the Company; or (iii) the Company shall not have paid the Consultant within ninety (90) days of an installment becoming due. A "Change of Control" shall be defined to have occurred where (i) a single entity or group of affiliated entities acquires more than 50 percent of the Company's then outstanding (excluding treasury shares) common stock; (ii) with shareholder approval the Company is involved in a merger or a sale of all or substantially all of its assets so that its shareholders before the merger or sale own less than 50 percent of the voting power of the surviving or acquiring corporation; or (iii) a change in the majority of the Board of Directors during any 12-month period occurs without the approval of a majority of directors in office at the beginning of such period.

                 B. In the event of the death of the Consultant prior to full payment of the amount in paragraph 3, the payment or payments remaining shall, within ninety (90) days of the Company's receipt of a certified copy of the Consultant's death certificate, be paid in one (1) lump sum payment to the Consultant's surviving spouse, or if the spouse shall not be living, then first to the Consultant's Family Trust, if said Trust shall be in existence, if not, then to the Consultant's estate.

         5.      DUTIES.

                 In consideration of the payment to be made hereunder, Consultant agrees to make himself available, at reasonable times and upon the reasonable advance request of either the Chairman of the Board of Directors or the President of PCA, for up to a half-time commitment to consult with and advise the Company with respect to business or professional matters pertaining to its business. Consultant shall continue to be responsible for providing advice and consultation with respect to special projects given to him by the Company and for such additional projects or responsibilities as may be mutually agreed. Consultant shall be entitled to be reimbursed for reasonable business expenses incurred by him in connection with out-of-town travel required in the rendering of consulting services hereunder.

         6.      INDEPENDENT CONTRACTOR STATUS.

                 A. In the performance hereunder, Consultant is an independent contractor. Consultant shall perform all services hereunder according to his own means and methods of work to the best of his abilities, which shall be in his exclusive charge and control and shall not be subject to the control or supervision of the Company excepting as to the results of the work. Consultant shall be entirely and solely responsible for his acts while engaged in the performance of services hereunder.

                 The parties hereto agree that payments to be made by the Company to Consultant are for services as an independent contractor. The Company shall not make any deduction from the fees to be paid Consultant, including but not limited to social security, withholding taxes, unemployment insurance, and other such deductions. Consultant assumes full responsibility, on an independent contractor basis, for all such taxes, contributions, and assessments and for workers' compensation insurance, agrees to indemnify the Company with respect thereto and agrees to meet all requirements which may be specified under applicable regulations of administrative officials or bodies charged with enforcement of any relevant state or federal act or regulation. Consultant also agrees to furnish the Company, upon request, a certificate or other evidence of compliance with the state or federal laws governing contributions, taxes, and assessments on payrolls.

         B. The Consultant agrees to use his best efforts and to act in the best interests of the Company while acting as a consultant for the Company and in performing his duties as Consultant. The Company recognizes, however, that while he is serving as Consultant the Consultant may look for and accept other employment or business opportunities consistent with and subject to the provisions and restrictions hereof.

         C. The Consultant shall have no power or authority to incur or create any obligation or liability of any kind for or on behalf of the Company except as shall be expressly authorized in writing by the Chairman of the Board of Directors or the President of PCA. The Consultant shall not at any time enter into any contract with any person or entity that shall purport to bind the Company in any manner whatsoever without specific written authority obtained as set forth herein from the Company, and any such contract entered into by the Consultant without such written authority shall not be binding upon the Company.

         7.      NON-COMPETE AND NON-SOLICITATION AGREEMENT.

                 A. Consultant hereby covenants that during the Consulting Period, he will not, directly or indirectly, own, manage, operate, control, engage in, participate in or be connected in any manner with the ownership, management, operation or control of any institutional pharmacy business operations, any home infusion therapy business operations, or any home health care business operations, which are similar to the Company's present operations, within a 100 mile radius of any of the existing operations of the Company listed on Exhibit 1 attached hereto. The foregoing shall not prohibit Consultant from (1) serving on the Park Hospital District Board; (2) from being employed in any retail pharmacy provided that the retail pharmacy does not engage in the nursing home pharmacy business (except incidentally) or in the home IV infusion business, and to the extent it does that Consultant does not directly or indirectly engage in such businesses; (3) from being employed by any retail drug chain provided the chain does not engage in nursing home pharmacy (except incidentally) or in the home IV infusion business, and to the extent it does that Consultant does not directly or indirectly engage in such businesses; (4) from being employed by an acute care general hospital provided the hospital does not engage in the nursing home pharmacy business off its licensed premises, or in the home IV infusion business except in the care of its own on-site patients, and to the extent it does that Consultant does not directly or indirectly engage in such businesses; (5) from being employed by any pharmaceutical manufacturer provided the manufacturer does not operate nursing home pharmacies (except incidentally) or home IV infusion pharmacies, and to the extent it does that Consultant does not directly or indirectly engage in such businesses, or (6) from being employed by any Health Maintenance Organization (HMO), Pharmacy Benefit Management Plan, School of Pharmacy and/or its affiliated teaching hospital(s) or by a Pharmacy Trade Association or Professional Society so long as any such organization or institution does not engage in the nursing home pharmacy business (except incidentally) or in the home IV infusion business (except incidentally), and to the extent it does that Consultant does not directly or indirectly engage in such businesses.

                 B. The Consultant shall not during the Consulting Period or at any time thereafter make, use for his own purposes or divulge to any person, firm or corporation (except under the authority of the Company or if ordered to do so by a court of competent jurisdiction) any information or fact relating to the management, business (including prospective business), finances, its customers or the terms of any of the contracts of the Company has heretofore or may hereafter come to the knowledge of the Consultant which is not freely available to the public.

                 C. The Consultant hereby covenants with the Company that he will not for any reason whatsoever and whether directly or indirectly, either alone or jointly with any person, firm or corporation and whether as principal, servant or agent:

                          (i) During the Consulting Period, solicit or endeavor to entice away, offer employment to or employ, or offer or conclude any contract for services with any person who is employed by the Company as of the date of this Agreement so as to affect adversely the goodwill or business of the Company;

                          (ii) At any time, in any way defame the Company or disparage its business capabilities, products, plans or management to any customer, potential customer, vendor, supplier, contractor, subcontractor of the Company so as to affect adversely the goodwill or business of the Company; and

                          (iii) At any time, use to the detriment of the Company any confidential information of a technical, trade, financial or other character which constitutes a legally protectable trade secret and which the Consultant has acquired or may acquire in the course of or as a result of his employment by the Company or his consulting to the Company.

         D. The parties agree that the geographical areas and time period referred to in this paragraph 7 are divisible and severable and that if the restrictions in subparagraphs 7 A and C are held by any court to be unenforceable with respect to a specific geographical area and/or time interval, the restrictions shall remain applicable to all other geographical areas and terms and to that portion of any reduced geographical area and time interval designated by the court.

         E. The parties recognize that, in the event of a breach of the covenant contained in subparagraphs 7 A through C above, the Company's remedy at law alone would be inadequate and, accordingly, the Company shall be entitled to an order or injunction restraining Consultant from violating the covenant herein contained.

         F. For purposes of this paragraph 7 and in consideration of this Consulting Agreement, this non-competition and non-solicitation agreement has been separately negotiated and bargained for, and constitutes a substantial portion of the consideration for this Consulting Agreement.

         8.      MISCELLANEOUS.

                 8.1 Successors, Etc. Unaccrued obligations under this Agreement shall not bind or inure to the benefit of the successors, assigns, personal representatives, heirs, or legatees of the respective parties.

                 8.2 Further Agreements. Each party agrees to perform any further reasonable acts and execute and deliver any documents which may be necessary to carry out the provisions of this Agreement.

                 8.3 Amendment. This Agreement may be amended or modified at any time only by the written agreement of the Company and Consultant.

                 8.4 Number and Gender. Throughout this Agreement, whenever the context so requires, the singular shall include the plural, and the masculine gender shall include the feminine and neuter genders.

                 8.5      Governing Law.   The parties hereby agree that this
Agreement has been executed and delivered in the state of Arkansas and shall be construed, enforced, and governed by the laws thereof.

                 8.6 Attorney's Fees. In the event of any action, suit, or proceeding brought under or in connection with this Agreement, the prevailing party therein shall be entitled to recover, and the nonprevailing party thereto agrees to pay, the prevailing party's reasonable costs and expenses in connection therewith, including reasonable attorneys' fees.

                 8.7 Notices. All notices and demands between the parties hereto shall be in writing and shall be ser'ved personally or by registered or certified mail, and said notices or demands shall be deemed given and made when personally served or seventy-two (72) hours after the deposit thereof in the United States mail, postage prepaid, addressed to the party to whom said notice or demand is to be given or made, and the issuance of the registry receipt therefor. If served by telegraph, said notice or demand shall be deemed given and made at the time the telegraph agency shall confirm to the sender delivery thereof to the addressee.

                 All notices and demands to the Company or Consultant may be given to them at:

         THE COMPANY:             BEVERLY ENTERPRISES, INC.
                                  5111 Rogers Avenue, Suite 40-A
                                  Fort Smith, AR 72919-0155
                                  Attention: Chairman of the Board,
                                  President and Chief Executive
                                  Officer

         CONSULTANT:              RONALD C. KAYNE
                                  3000 Puma
                                  Estes Park, CO 80517

Any party may designate in writing from time to time such other place or places that said notices and demands may be given.

                 8.8      Personal Services Agreement.      This Agreement may
not be assigned by Consultant and is personal to him. Any attempted assignment by Consultant shall be void.

                 8.9 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof. Such agreements supersede all prior agreements, written or oral, and all contemporaneous oral agreements and understanding of the parties, and there are no warranties, representations, or other agreements between the parties in connection with the subject matter hereof except as set forth or referred to herein. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

                 8.10 Venue. Suit hereon may be brought only in a court sitting in Fort Smith, Arkansas.

         IN WITNESS WHEREOF, the parties have signed this Consulting Agreement as of the date first written above.


                                        "COMPANY"

                                        BEVERLY ENTERPRISES, INC.
                                        a Delaware corporation



                                        By:
                                                David R. Banks
                                                Chairman of the Board, President
                                                and Chief Executive Officer


                                        "CONSULTANT"


                                        By:
                                                Ronald C. Kayne